UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2024

ANNEXON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39402	27-5414423
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Sierra Point Parkway, Bldg C, Suite 200

Brisbane, California 94005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 822-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ANNX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On December 16, 2024, Annexon, Inc. (“Annexon” or the “Company”) issued a press release (the “RWE Press Release”) announcing positive topline results from a real-world evidence study of ANX005 in Guillain-Barré Syndrome. Working in collaboration, the International GBS Outcome Study (“IGOS”) investigators and Annexon established a matched cohort of patients treated with ANX005 30 mg/kg in the completed Phase 3 study conducted outside the U.S. with a cohort of real-world patients from the IGOS global registry treated with intravenous immunoglobulin (“IVIg”) or plasma exchange (“PE”). Patients treated with ANX005 30 mg/kg showed faster and greater improvement in muscle strength and disability compared to patients in the matched IGOS cohort treated with IVIg or PE. The comparison also showed that fewer patients treated with ANX005 required mechanical ventilation. Further, ANX005 treated patients were observed to spend less time on ventilation and less time in the intensive care unit. A copy of the RWE Press Release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 16, 2024, titled “Annexon Announces Positive Topline Results from Real-World Evidence Study Comparing ANX005 Treatment to Intravenous Immunoglobulin (IVIg) or Plasma Exchange (PE) in a Matched Patient Cohort for the Treatment of Guillain-Barré Syndrome (GBS).”

104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2024		Annexon, Inc.

	By:	/s/ Jennifer Lew
Jennifer Lew
Executive Vice President and Chief Financial Officer